Exhibit 4.8



                      ISG INTERNATIONAL SOFTWARE GROUP LTD.
                             1994 STOCK OPTION PLAN

        1. Purpose of Plan. The 1994 Stock Option Plan (the "Plan") is intended as an incentive to retain, on the Board of Directors and in the employ of ISG International Software Group Ltd. (the "Company") and its subsidiaries, persons of training, experience, and ability, to attract new directors, consultants and employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company. Stock options ("Options") granted under the Plan may contain such terms as will qualify the options as incentive stock options ("ISOs") within the meaning of
Section 422(b) of the United States Internal Revenue Code of 1986, as amended (the "Code").

        2. Administration of Plan. The Board of Directors (the "Board") or a Stock Option Committee (the "Committee") appointed and maintained by the Board shall have the power to administer the Plan. The Committee shall consist of at least two members who shall serve at the pleasure of the Board, and any member of such Committee shall be eligible to receive Options under the Plan while serving on the Committee, unless otherwise specified herein. The Board or the Committee shall have full power and authority: (i) to designate participants;
(ii) to designate Options or any portion thereof as ISOs; (iii) to determine the terms and provisions of respective option agreements (which need not be identical) including, but not limited to, provisions concerning the time or times when and the extent to which the Options may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iv) to accelerate the right of an optionee to exercise in whole or in part any previously granted ISO; and (v) to interpret the provisions and supervise the administration of the Plan.

        The Board or the Committee shall have the authority to grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price lower than provided in the Option so surrendered and canceled and containing such other terms and conditions as the Board or the Committee may prescribe in accordance with the provisions of the Plan.

        All decisions and selections made by the Board or the Committee pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Board or Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Board or Committee relating to any Option to be granted to that member. Any decision reduced to writing and signed by a majority of the members who are authorized to make such decision shall be fully effective as if it had been made by a majority at a meeting duly held.

        Each member of the Board or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the memorandum of association of the Company, any agreement, any vote of stockholders or disinterested directors, or otherwise.

        3. Designation of Participants. The persons eligible for participation in the Plan as recipients of Options shall include only employees of, or consultants to, the Company or of any subsidiary of the Company. Directors of the Company who are not employees of the Company shall also be eligible for participation in the Plan as recipients of Options (but not ISOs). A person who has been granted an Option hereunder may be granted additional Options, if the Board or the Committee shall so determine.

        4. Stock Reserved for Plan. Subject to adjustment as provided in paragraph 6 hereof, a total of 500,000 Ordinary Shares, NIS 0.1 par value, of the Company ("Stock") shall be subject to the Plan. The shares subject to the Plan shall consist of unissued shares, and such number of shares shall be, and hereby is, reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the shares theretofore subject to such Option may again be subjected to an Option under the Plan.

        5. Option Price. (a) The purchase price of each share subject to an ISO shall not be less than 100% (or 110%, if at the time of grant the optionee owns more than 10% of the voting stock of the Company) of the Fair Market Value of such share (as defined in paragraph (b)) on the date the ISO is granted. The purchase price of each share subject to an Option or any portion thereof which is not designated as an ISO shall not be less than 75% of the Fair Market Value of such share on the date the Option is granted and in no event shall the purchase price be less than the par value of the Stock.

        (b) The Fair Market Value of a share on a particular date shall be the mean between the highest and lowest quoted selling prices on such date (the valuation date) on the securities market where the Stock is principally traded. If there were no sales on the valuation date, but there were sales within a reasonable period both before or after that date, the Fair Market Value shall be determined by taking a weighted average of the mean between the highest and lowest selling prices on the nearest date before and the nearest date after the valuation date. This average must be weighted inversely by the respective numbers of trading days between the selling dates and the valuation date. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Board or the Committee.

        (c) The option price shall be payable upon the exercise of the Option in cash, by check, or other form satisfactory to the Board or the Committee.

        (d) The proceeds of the sale of the Stock subject to an Option are to be added to the general funds of the Company and used for its corporate purposes.

        6. Adjustments. (a) If the Company is separated or reorganized, or merged, consolidated or amalgamated with or into another corporation while unexercised Options remain outstanding under the Plan, there shall be substituted for the shares subject to the unexercised portions of such outstanding Options an appropriate number of shares of each class of stock or other securities of the separated or reorganized, or merged, consolidated or amalgamated corporation which were distributed to the shareholders of the Company in respect of such shares; provided, however, that all such Options may be exercised in full by the optionees as of the effective date of any such separation, reorganization, merger, consolidation or amalgamation, by the optionees' giving notice in writing to the Company of their intention to so exercise.

        (b) If the Company is liquidated or dissolved while unexercised Options remain outstanding under the Plan, then all such outstanding Options may be exercised in full by the optionees as of the effective date of any such liquidation or dissolution of the Company, without regard to any vesting requirement imposed pursuant to the provisions of paragraph 7(a), by the optionees' giving notice in writing to the Company of their intention to so exercise.

        (c) If the outstanding shares of Stock shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination or exchange of shares, recapitalization, extraordinary dividend payable in stock of a corporation other than the Company, or otherwise in cash, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of shares subject to this Plan or subject to any Options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights on outstanding stock.

        7. Term and Exercise of Options. (a) Each Option granted under this Plan shall be exercisable on the date and for the number of shares as shall be provided in the option agreement evidencing the Option and setting forth the terms thereof. Such option agreement may provide that the optionee must complete a minimum number of years of service with the Company prior to exercising in whole or in part any previously granted Option. However, (i) no Option shall be exercisable after the expiration of ten years from the date of grant, and (ii) no ISO granted to a person who at the time of grant owns more than 10% of the voting stock of the Company may be exercisable after the expiration of five years from the date of grant.

        (b) Options granted under the Plan shall not be transferable by optionees other than by will or the laws of descent and distribution, and during an optionee's lifetime shall be exercisable only by that optionee.

        (c) Options may not be exercised after the termination of employment and/or service as a director unless (i) prior to the date of such termination, the Board or the Committee shall authorize, in the relevant option agreement or otherwise, an extension of the term of all or part of the Option beyond the date of such termination for a period not to exceed the period during which the Option by its terms would otherwise have been exercisable, (ii) termination is without cause, in which event any Options still in force and unexpired may be exercised within a period of 90 days from the date of such termination, but only with respect to the number of shares purchasable at the time of such termination, (iii) termination is the result of death or disability, in which event any Options still in force and unexpired may be exercised within a period of six (6) months from the date of termination, but only with respect to the number of shares purchasable at the time of such termination, or (iv) termination of employment is the result of retirement under any deferred compensation agreement or retirement plan of the Company or of any subsidiary of the Company, while Options granted hereunder are still in force and unexpired, in which case the Board or Committee shall have the discretion to permit any unmatured installments of the Options to be accelerated as of the later of the date of retirement or a date one year following the date of grant, and the Options shall thereupon be exercisable in full.

        (d) The holders of Options shall not be or have any of the rights or privileges of shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until, following exercise, certificates representing such shares shall have been issued by the Company to such holders.

        (e) Any form of option agreement authorized by the Plan may contain such other provisions as the Board or the Committee may, from time to time, deem advisable. Without limiting the foregoing, the Board or the Committee may, with the consent of the optionee, from time to time cancel all or any portion of any Option then subject to exercise, and the Company's obligation in respect of such Option may be discharged by (i) payment to the optionee of an amount in cash equal to the excess, if any, of the Fair Market Value of the shares at the date of such cancellation subject to the portion of the Option so canceled over the aggregate purchase price of such shares, (ii) the issuance or transfer to the optionee of shares of Stock with a Fair Market Value at the date of such transfer equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Board or the Committee in its sole discretion.

        (f) Options shall be exercised by the optionee by giving written notice to the Company, which exercise shall be effective upon receipt of such notice by the Secretary of the Company at its principal office. The notice shall specify the number of shares with respect to which the Option is being exercised.

        8. Maximum ISO Award. The aggregate Fair Market Value of Stock (determined as of the date of the grant of options) with respect to which ISOs are exercisable for the first time by any optionee during any calendar year shall not exceed the limitation provided under Section 422(d) of the Code.

        9. Purchase for Investment. Unless shares of Stock covered by the Plan have been registered under the United States Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account, for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

        10. Term Date of Plan. The Plan shall be effective as of October 31, 1994, and shall terminate on November 1, 2004.

        11. Approval of Stockholders. The Plan shall be subject to approval by the vote of stockholders holding at least a majority of the voting stock of the Company voting in person or by proxy at a duly held stockholders' meeting, or by written consent of a majority of all the stockholders, within twelve (12) months after the adoption of the Plan by the Board and shall take effect as of the date of adoption by the Board upon such approval. The Board or the Committee may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

        12. Amendments or Termination. The Board may amend, alter, or discontinue the Plan, except that no amendment or alteration shall be made which would impair the rights of the holder of any Option theretofore granted without his consent, and except that no amendment or alteration shall be made which, without the approval of the shareholders, would:

        (a) Change the class of persons eligible to participate in the Plan as provided in Section 3;

        (b) Decrease the option price provided in Section 5;

        (c) Increase the total number of shares reserved for the purposes of the Plan, except as is provided in Section 6; or

        (d) Extend the option period provided for in Section 7.

        13. No Special Employment Rights. Nothing contained in the Plan or in any Option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the optionee from the rate in existence at the time of the grant of an Option.

        14. Withholding. The Company's obligation to deliver shares upon the exercise of any Option granted under the Plan shall be subject to the optionee's satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. The Company and optionee may agree to withhold shares of Stock purchased upon exercise of an Option to satisfy the above-mentioned withholding requirements. With the approval of the Board or the Committee, which shall have sole discretion to grant, and on such terms and conditions as the Board or the Committee may impose, the optionee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. The Board or the Committee shall also have the right to require that shares be withheld from delivery to satisfy such condition.

        15. Government Regulations The Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares or cash under such Options, shall be subject to all applicable laws, rules, and regulations, including the Code and the registration of the shares under the United States Securities Act of 1933, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        16. Governing Law. This Plan shall be deemed made in Israel and shall be governed by and construed and enforced in accordance with the laws of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws.